As filed with the Securities and Exchange Commission on November 10, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRILOGY METALS INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	98-1006991
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Suite 901, 510 Burrard Street

Vancouver, British Columbia

Canada, V6C 3A8

(604) 638-8088

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Registered Agent Services, Inc.

Corporate Center One

5301 Southwest Parkway, Suite 400

Austin, TX 78735

(888) 705-7274

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Kimberley R. Anderson Dorsey & Whitney LLP 701 5th Avenue, Suite 6100 Seattle, Washington 98104 (206) 903-8800	Trisha Robertson Blake, Cassels & Graydon LLP 1133 Melville Street Suite 3500, The Stack, Vancouver, British Columbia, Canada V6E 4E5 (604) 631-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2026

PROSPECTUS

28,754,496 COMMON SHARES

This prospectus relates to the registration and resale, from time to time, by the Selling Shareholder named under the heading “Selling Shareholder” in this prospectus, of up to 28,754,496 common shares, no par value per share, of Trilogy Metals Inc. beneficially owned by the Selling Shareholder (the “Shares”). We are registering the offer and sale of the Shares held by the Selling Shareholder to satisfy the registration rights we granted to them in 2026 pursuant to certain agreements with us.

We will not receive any proceeds from any sales of the Shares by the Selling Shareholder.

Our registration of the Shares covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of such Shares. As of the date of this prospectus, the Selling Shareholder has no present intention to sell the Shares; however, the Selling Shareholder or its donees, pledgees, transferees or other successors-in-interest, including the United States federal and state governments, may decide to sell the Shares covered by this prospectus from time to time in the future, through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder may also sell the Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. For additional information on the possible methods of sale that may be used by the Selling Shareholder, you should refer to the section of this prospectus titled “Plan of Distribution.”

We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Shareholder will bear all discounts, concessions, commissions and similar selling expenses, if any, attributable to its sales of the Shares. Our common shares are listed on the NYSE American LLC (“NYSE American”) and the Toronto Stock Exchange (the “TSX”) under the symbol “TMQ.”

Investing in our securities involves certain risks. See the “Risk Factors” section beginning on page 4 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Any resale of the Shares, including under this prospectus, must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

The date of this prospectus is November      , 2026.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale, from time to time, by the Selling Shareholder identified in this prospectus under “Selling Shareholder”, of up to 28,754,496 shares of our common stock held by the Selling Shareholder or issuable upon exercise of Common Share Purchase Warrants issued by the Company to the Selling Shareholder on September 11, 2026 (the “Warrants”). We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of the Shares by the Selling Shareholder under this prospectus. To the extent the Warrants are exercised, we would receive the proceeds of the warrant exercise.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the Selling Shareholder under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation of Certain Documents by Reference”, and the information under “Where You Can Find More Information”. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed. You should review the complete document to evaluate these statements. Further, you should not assume that the information in this prospectus or any documents incorporated by reference herein is accurate as of any date other than the date of each document. Our business, financial condition, results of operations or prospects may have changed since those dates.

Neither we nor the Selling Shareholder have authorized any other person to provide you with any information or to make any representations, other than those contained in this prospectus or incorporated by reference in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Trilogy,” the “Company,” “we,” “us” and “our” refer to Trilogy Metals Inc. and its consolidated subsidiaries, and all references to “$”, “U.S. Dollars” and “dollars” are to United States dollars.

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PROSPECTUS SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” herein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus, as well as those contained in the other documents incorporated by reference.

Our Company

We are principally engaged in the exploration and development of the Upper Kobuk Mineral Projects, or the UKMP, located in the Ambler Mining District in Northwest Alaska. The UKMP are held by Ambler Metals LLC, a limited liability company owned equally by us and South32 Limited, and are comprised of the Arctic Project, which contains a high-grade polymetallic volcanogenic massive sulfide deposit, and the Bornite Project, which contains a carbonate-hosted copper deposit. Our goals include expanding mineral resources and advancing the UKMP through technical, engineering and feasibility studies so that production decisions can be made on those projects.

The Arctic Project is a development stage property and the Bornite Project is an exploration stage property. Our principal objectives are to expand the mineral resources at the UKMP and advance the projects through technical, engineering and feasibility studies toward potential development.

We were incorporated in British Columbia in April 2011 as NovaCopper Inc. and were subsequently spun out from NovaGold Resources Inc. in April 2012. We changed our name to Trilogy Metals Inc. in September 2016. In February 2020, we formed our 50/50 joint venture with South32 through Ambler Metals, to which we contributed our Alaskan assets. The current addresses, telephone and facsimile numbers of our offices are:

Head office	Trilogy Metals US
510 Burrard Street, Suite 901	1031 Fourth Avenue, Suite 600
Vancouver, British Columbia	Anchorage, Alaska 99501
Canada V6C 3A8
Phone: 604-638-8088 Fax: 604-638-0644

Our website address is www.trilogymetals.com. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.

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The Offering

Issuer	Trilogy Metals Inc.
Common shares offered by the Selling Shareholder	Up to 28,754,496 common shares.
Symbol and Listing	Our common shares are traded on the NYSE American and the TSX under the ticker symbol “TMQ”.
Terms of this Offering	The Selling Shareholder may sell the Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution.”
Use of Proceeds	We will not receive any proceeds from the sale of the Shares by the Selling Shareholder. All proceeds from the sale of the common shares covered by this prospectus will go to the Selling Shareholder.
Registration Rights	We have filed a Form S-3 Registration Statement, of which this prospectus forms a part, to satisfy registration rights we granted to the Selling Shareholder.
Risk Factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the information in the section titled “Risk Factors”, and all other information contained in this prospectus, including the documents incorporated by reference herein, before deciding to invest in our securities.

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Risk Factors

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing or incorporated by reference herein, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

The United States Department of Defense is a federal agency and your ability to bring a claim against the United States Department of Defense as a selling securityholder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the U.S. Department of Defense and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act, by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the U.S. Department of Defense for a violation of the Securities Act, or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, the accompanying prospectus supplement or the registration statement of which this prospectus is a part, or resulting from any other act or omission in connection with this offering by the U.S. Department of Defense, would likely be barred.

The Company may be a “passive foreign investment company” for its current and future tax years, which may have adverse U.S. federal income tax consequences for U.S. Holders.

U.S. Holders (as defined below under “Certain U.S. Federal Income Tax Considerations – U.S. Holders”) should be aware that the Company believes that it was a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297(a) of the Internal Revenue Code of 1986, as amended, for its most recently completed tax year, and based on current business plans and financial expectations, it may be a PFIC in the current tax year and future tax years. PFIC status depends on the composition of a corporation’s income and assets and the fair market value of its assets (including goodwill) calculated on a yearly basis after the close of the taxable year, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. There can be no assurance that the Company will not be treated as a PFIC for any taxable year.

If the Company is a PFIC for any tax year during which a U.S. Holder holds Shares, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder. If the Company is a PFIC for any year during a U.S. Holder’s holding period, then such U.S. Holder generally will be required to treat any gain realized upon a disposition of Shares and any so-called “excess distribution” received on its Shares as ordinary income, and to pay an interest charge on a portion of such gain or distributions. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. Holder. Subject to certain limitations, these tax consequences may be altered if a U.S. Holder makes a timely and effective QEF Election or a Mark-to-Market Election (each as defined below under the heading “Certain U.S. Federal Income Tax Considerations – Default PFIC Rules under Section 1291 of the Code”). A U.S. Holder who makes a QEF Election generally must report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company distributes any amount to its shareholders. The Company will make available to U.S. Holders, upon their written request, information as to its status as a PFIC, as reasonably determined by the Company, and will provide to a U.S. Holder all information and documentation that a U.S. Holder making a QEF Election with respect to the Company is required to obtain for U.S. federal income tax purposes in the event it is a PFIC. The Company may provide such information on its website. A U.S. Holder who makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Shares over the U.S. Holder’s tax basis therein. This paragraph is qualified in its entirety by the discussion below under the heading “Certain U.S. Federal Income Tax Considerations.” Each U.S. Holder should consult its own tax advisor regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of its Shares acquired pursuant to this Prospectus.

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Special Note on Forward-Looking Statements

This prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable securities laws. These forward-looking statements may include statements regarding the Company’s (as defined above) work programs and budgets; the aggregate value of common shares that may be issued pursuant to the Company’s at-the-market equity program, and the anticipated use of net proceeds; perceived merit of properties; exploration results and budgets; the Company and Ambler Metals’ funding requirements; mineral reserves and resource estimates; work programs, capital expenditures, operating costs, cash flow estimates, production estimates and similar statements relating to the economic viability of a project; timelines, strategic plans, statements regarding Ambler Metals’ plans and expectations relating to its UKMP; sufficiency of the Ambler Metals’ cash to fund the UKMP; statements regarding timing and planned undertakings of the 2026 field program; the anticipated timing of permitting at the UKMP, including predicted outcomes and benefits of the FAST-41 program; successful implementation of the strategic equity investment with the U.S. Department of Defense; market prices for precious and base metals; statements regarding the Ambler Access Project (also known as the Ambler Mining District Industrial Access Project, “AMDIAP”); or other statements that are not statements of fact. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Statements concerning mineral resource estimates may also be deemed to constitute “forward-looking statements” to the extent that they involve estimates of the mineralization that will be encountered if the property is developed.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, as well as on a number of material assumptions, which could prove to be significantly incorrect, including about:

•	our ability to achieve production at the UKMP;
•	the accuracy of our mineral resource and reserve estimates;
•	the results, costs and timing of future exploration drilling and engineering;
•	timing and receipt of approvals, consents and permits under applicable legislation;
•	the adequacy of our financial resources;
•	the receipt of third party contractual, regulatory and governmental approvals for the exploration, development, construction and production of our properties and any litigation or challenges to such approvals;
•	our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable;
•	continued good relationships with South32, our joint venture partner, as well as local communities and other stakeholders;
•	there being no significant disruptions affecting operations, whether relating to labor, supply, power, damage to equipment or other matters;
•	expected trends and specific assumptions regarding metal prices and currency exchange rates; and
•	prices for and availability of fuel, electricity, parts and equipment and other key supplies remaining consistent with current levels.

We have also assumed that no significant events will occur outside of our normal course of business. Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. We believe that the assumptions inherent in the forward-looking statements are reasonable as of the date of this prospectus. However, forward-looking statements are not guarantees of future performance and, accordingly, undue reliance should not be put on such statements due to the inherent uncertainty therein.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation:

•	risks related to inability to define proven and probable reserves;
•	risks related to our ability to finance the development of our mineral properties through external financing, strategic alliances, the sale of property interests or otherwise;
•	uncertainty as to whether there will ever be production at the Company’s mineral exploration and development properties;
•	risks related to our ability to commence production and generate material revenues or obtain adequate financing for our planned exploration and development activities;
•	risks related to lack of infrastructure including but not limited to the risk whether or not the AMDIAP will receive the requisite permits and, if it does, whether the Alaska Industrial Development and Export Authority will build the AMDIAP;
•	risks following the completion of the U.S. government investment in the Company and risks related to having the U.S. government as a significant shareholder;
•	risks related to inclement weather which may delay or hinder exploration activities at our mineral properties;
•	risks related to our dependence on a third party for the development of our projects;
•	none of the Company’s mineral properties are in production or are under development;
•	commodity price fluctuations;

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•	uncertainty related to title to our mineral properties;
•	our history of losses and expectation of future losses;

•	risks related to increases in demand for equipment, skilled labor and services needed for exploration and development of mineral properties, and related cost increases;

•	uncertainties relating to the assumptions underlying our resource estimates, such as metal pricing, metallurgy, mineability, marketability and operating and capital costs;

•	uncertainty related to inferred, indicated and measured mineral resources;

•	mining and development risks, including risks related to infrastructure, accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in development, construction or production;

•	uncertainty related to successfully acquiring commercially mineable mineral rights;

•	risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of our mineral deposits;

•	risks related to governmental regulation and permits, including environmental regulation, including the risk that more stringent requirements or standards may be adopted or applied due to circumstances unrelated to the Company and outside of our control;

•	the risk that permits and governmental approvals necessary to develop and operate mines at our mineral properties will not be available on a timely basis or at all;

•	risks related to the need for reclamation activities on our properties and uncertainty of cost estimates related thereto;

•	risks related to the acquisition and integration of operations or projects;

•	risks related to industry competition in the acquisition of exploration properties and the recruitment and retention of qualified personnel;

•	our need to attract and retain qualified management and technical personnel;

•	risks related to conflicts of interests of some of our directors and officers;

•	risks related to potential future litigation;

•	risks related to market events and general economic conditions;

•	risks related to future sales or issuances of equity securities decreasing the value of existing Trilogy common shares, diluting voting power and reducing future earnings per share;

•	risks related to the voting power of our major shareholders and the impact that a sale by such shareholders may have on our share price;

•	uncertainty as to the volatility in the price of the Company’s common shares;

•	the Company’s expectation of not paying cash dividends;

•	adverse federal income tax consequences for U.S. shareholders should the Company be a passive foreign investment company;

•	risks related to global climate change;

•	risks related to adverse publicity from non-governmental organizations;

•	changes in U.S. laws and policies regulating international trade, including currently imposed and any future potential tariffs;

•	uncertainty as to our ability to maintain the adequacy of internal control over financial reporting as per the requirements of Section 404 of the Sarbanes-Oxley Act;

•	increased regulatory compliance costs, associated with rules and regulations promulgated by the United States Securities and Exchange Commission, Canadian Securities Administrators, the NYSE American Stock Exchange (“NYSE American”), the Toronto Stock Exchange (“TSX”), and the Financial Accounting Standards Board (“FASB”), and more specifically, our efforts to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the need for future financing;

•	risks related to the sales by existing shareholders;

•	risks related to the possible utilization of the Nov ATM Program;

•	loss of the entire investment;

•	risks related to the Company’s use of proceeds from the sale of its securities;

•	risks associated with negative operating cash flow;

•	the uncertainty of maintaining a liquid trading market for the common shares; and

•	the absence of a public market for certain of the securities.

This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in Trilogy’s Annual Report on Form 10-K filed with the SEC on February 17, 2026, and other information released by Trilogy and filed with the appropriate regulatory agencies.

The Company’s forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, and the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

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use of Proceeds

We will not receive any proceeds from the sales of Shares by the Selling Shareholder.

Selling Shareholder

We are registering the Shares in order to permit the Selling Shareholder to offer the Shares for resale from time to time.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of common shares by the Selling Shareholder. The second column lists the total number of common shares beneficially owned by the Selling Shareholder, based on its ownership of the Company’s securities. The third column lists the percentage ownership of common shares beneficially held as of November 9, 2026. The percentage ownership in the table below is based on 181,361,209 common shares outstanding as of November 9, 2026.

The fourth column lists the Shares being offered by this prospectus by the Selling Shareholder.

The fifth column assumes the sale of all of the Shares offered by the Selling Shareholder pursuant to this prospectus and the sixth column lists the percentage ownership of common shares beneficially held by the Selling Shareholder assuming the sale of all of the Shares offered by the Selling Shareholder pursuant to this prospectus.

The Selling Shareholder may sell all, some or none of its Shares in this Offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Common Shares Beneficially Owned Prior to This Offering	Percentage of Outstanding Common Shares Beneficially Owned Prior to This Offering	Maximum Number of Common Shares to be Sold Pursuant to this Offering	Number of Common Shares Owned After this Offering[2]	Percentage of Outstanding Common Shares Beneficially Owned After this Offering[2]
United States Department of Defense[1]	28,754,496	15.85%	28,754,496	0	0%

(1)	Consists of (i) 16,431,140 common shares held directly by the U.S. Department of Defense, (ii) 6,161,678 common shares issuable by the Company upon the exercise of warrants held directly by the U.S. Department of Defense, and (iii) 6,161,678 common shares issuable by South32 upon exercise of a call option directly held by the U.S. Department of Defense.

(2)	Assumes that all of the Shares being registered by this prospectus are resold by the Selling Shareholder to third parties.

Material Transactions and Relationships with Selling Shareholder

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2026 (the “Signing 8-K”), the Company entered into the Investment Agreement (the “Investment Agreement”) with the United States Department of Defense (the “Investor”), dated August 28, 2026, relating to the Investor’s strategic investment in the Company (the “Strategic Investment”). Pursuant to the Investment Agreement, the Company agreed to sell, and the Investor agreed to purchase, 8,215,570 units (“Units”) at a price of $2.17 per Unit, each Unit consisting of one common share and three-quarters of one common share purchase warrant (each whole warrant, a “Warrant”), for a purchase price of approximately $17.8 million. The Warrants are exercisable to acquire up to 6,161,678 common shares at an exercise price of $0.01 per common share for a period of ten years. A summary of the Investment Agreement is contained in the Signing 8-K and incorporated herein by reference.

Concurrently with the signing of the Investment Agreement, South32 International Investment Holdings Pty. Ltd. (“South32”) entered into a Transaction Agreement with the Investor, dated August 28, 2026. Pursuant to the Transaction Agreement, South32 agreed to sell, and the Investor agreed to purchase, 8,215,570 common shares of the Company held by South32 at a price of $2.17 per share, and a 10-year call option to acquire 6,161,678 common shares for an aggregate amount of $1.00.

The Warrants and the South32 call option are exercisable following either (i) the earlier to occur of (1) the completion of Phase 1 of the Ambler Access Project in accordance with the Joint Record of Decision or such other federal permit(s) in place for the Ambler Access Project at the applicable time, as determined by the applicable engineering firm or AIDEA, and (2) the use by Ambler Metals or its affiliate of the Ambler Access Project by at least ten (10) trucks within any ten (10) day period transporting ore concentrate or concentrate; or (ii) a change of control of the Company. “Ambler Access Project” means the proposed 211-mile industrial road from the Dalton Highway to Alaska’s remote Ambler Mining District, a region with significant deposits of critical minerals, being developed by the Alaska Industrial Development and Export Authority (the “AIDEA”).

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The Company is not a party to the South32 Transaction Agreement or its call option with the Investor.

In connection with the Investment Agreement, the Company’s wholly-owned subsidiary NovaCopper US Inc., dba Trilogy Metals US, South32 USA Exploration Inc., Ambler Metals LLC (“Ambler Metals”) and the Investor entered into a Cooperation Agreement (the “Cooperation Agreement”), dated August 28, 2026. A summary of the Cooperation Agreement is contained in the Signing 8-K and incorporated herein by reference.

The Investment Agreement and the Cooperation Agreement both reference restrictions on the Company and Ambler Metals with respect to Restricted Entities. The definition of Restricted Entity can be found in Section 1.1 of the Investment Agreement.

The completion of the Strategic Investment occurred on September 11, 2026 (the “Closing”), including the issuance of the Warrant. As contemplated in the Investment Agreement, the Company entered into a participation rights agreement with the Investor, dated September 11, 2026 (the “Participation Rights Agreement”), which grants the Investor certain rights to subscribe for future sales of the Company’s equity securities on a pro rata basis.

Also concurrent with Closing and as contemplated by the Investment Agreement, the Company entered into a registration rights agreement with the Investor, dated September 11, 2026 (the “Registration Rights Agreement”), which grants certain customary registration rights to the Investor.

The Units were issued in a private placement exempt from the registration requirements of the Securities Act. The Company agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock to be issued in the transaction as well as the common stock issuable upon the exercise of the Warrants.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus may be offered and sold from time to time by the Selling Shareholder and on the terms and subject to the conditions set forth in the applicable transaction agreements, by certain transferees who may later hold interest in the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus, and we will pay all expenses of the registration of the shares of common stock and certain other expenses.

The Selling Shareholder may sell all or a portion of the shares beneficially owned by the Selling Shareholder and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the applicable Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of the sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, at negotiated prices or any other manner permitted pursuant to applicable law. These sales may be effected in transactions, which may involve crosses or block transactions, including, but not limited to:

•	in market transactions or on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in a public auction;

•	in short sales;

•	in which broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•	through settlement of short sales, or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities, or other derivative, convertible or exchangeable securities or transactions;

•	in which the Selling Shareholder enters into options, forwards or other transactions that require the Selling Shareholder to deliver, in a transaction exempt from registration under the Securities Act, the securities to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a Selling Shareholder and publicly resell or otherwise transfer the securities under this prospectus;

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•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

If the Selling Shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Shareholder may pledge or grant a security interest in some or all of the shares of common stock owned by the Selling Shareholder and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include, on the terms and subject to the conditions set forth in the applicable transaction agreements, the pledgee, transferee or other successors-in-interest as Selling Shareholders under this prospectus. The Selling Shareholder also may transfer and donate the shares of common stock in other circumstances on the terms and subject to the conditions set forth in the applicable transaction agreements, in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. The Selling Shareholder may also enter into option or other transactions, including the issuance of convertible or exchangeable securities with broker-dealers, financial institutions or other investors or the creation of one or more derivative, convertible or exchangeable securities which require the delivery to such broker-dealer, financial institution or other investors of shares offered by this prospectus, which shares such broker-dealer, financial institution or other investors may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder may also directly make offers to sell some or all of the shares of common stock offered by them pursuant to this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time. The Selling Shareholder may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Shareholder may transfer, devise or gift such shares by other means not described in this prospectus.

The Selling Shareholder and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Shareholder is not obligated to, and there can be no assurance that the Selling Shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Subject to Section 3(c) of the Exchange Act and the doctrine of sovereign immunity, the Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify and hold harmless, to the full extent permitted by law, the Selling Shareholder from and against certain liabilities incurred in connection with the registration of the Selling Shareholder’s shares of common stock.

Any resale of the Shares, including under this prospectus, must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain anticipated U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of the Shares acquired pursuant to this Prospectus.

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This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership, or disposition of Shares. Furthermore, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder, including, without limitation, specific tax considerations applicable to a U.S. Holder under an applicable income tax treaty. Except as specified below, this summary does not discuss applicable tax reporting requirements. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax considerations applicable to U.S. Holders arising from and relating to the acquisition, ownership, or disposition of Shares. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and non-U.S. tax considerations applicable to the acquisition, ownership, and disposition of Shares.

No ruling from the U.S. Internal Revenue Service (the “IRS”) or legal opinion from legal counsel has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the U.S. Department of the Treasury (whether final, temporary or proposed) (“Treasury Regulations”), U.S. court decisions, published rulings and administrative positions of the IRS, and the Convention Between the United States of America and Canada with respect to Taxes on Income and on Capital of 1980, as amended (“Canada U.S. Tax Convention”), that are applicable and, in each case, in effect as of the date of this Prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Shares acquired pursuant to this Prospectus that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation that is created or organized under the laws of the United States or any state in the United States, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of the source of such income; or

•	a trust if (i) such trust has validly elected under Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes, or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are banks, financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Shares in connection with the exercise or cancellation of employee stock options or otherwise as compensation for services; (g) hold Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment purposes); (h) are subject to special tax accounting rules with respect to their Shares; (i) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company; (j) are partnerships or other pass-through entities (and investors in such partnerships or other owners thereof); (k) are S corporations (and shareholders therein); (l) are U.S. expatriates or former long-term residents of the United States; or (m) hold Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States. U.S. Holders and others that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of Shares.

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If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds Shares, the U.S. federal income tax considerations relevant to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or other owners or participants). This summary does not address the tax considerations relevant to any such entity, arrangement or partner (or other owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as other pass-through entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax considerations arising from and relating to the acquisition, ownership, and disposition of Shares.

U.S. Federal Income Tax Considerations of the Acquisition, Ownership, and Disposition of Shares

Distributions

Subject to the PFIC (as defined below) rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current and accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in its Shares and thereafter as a gain from the sale or exchange of such Shares (see “Sale or Other Taxable Disposition of Shares” below). However, the Company does not intend to maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the Shares will constitute ordinary dividend income. Subject to applicable limitations, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company is not classified as a PFIC in the tax year of distribution or in the preceding tax year. Dividends received on Shares by corporate U.S. Holders will not be eligible for the “dividends received deduction”. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Shares sold or otherwise disposed of. Such gain generally will be treated as “U.S. source” for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is re-sourced as “foreign source” under the Canada U.S. Tax Convention and such U.S. Holder elects to treat such gain or loss as “foreign source” (see the discussion below under the heading “Foreign Tax Credit”). Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Shares are held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company was to constitute a “passive foreign investment company” within the meaning of Section 1297(a) of the Code (a “PFIC”) for any tax year during a U.S. Holder’s holding period, then certain different and potentially adverse rules would affect the U.S. federal income tax considerations applicable to such U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Shares. The Company believes it was a PFIC for its most recently completed tax year, and based on current business plans and financial expectations, may be a PFIC in the current tax year and future tax years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. PFIC status depends on the composition of a corporation’s income and assets and the fair market value of its assets (including goodwill) calculated on a yearly basis after the close of the taxable year, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. There can be no assurances that the Company will not be treated as a PFIC for any taxable year, nor can there be any assurances that the IRS will not challenge any determination made by the Company or any of its non-U.S. subsidiaries concerning its PFIC status or that the Company or any of its non-U.S. subsidiaries was not, or will not be, a PFIC for any tax year. U.S. Holders should consult their own tax advisors regarding the Company’s PFIC status and the PFIC status of each of the Company’s non-U.S. subsidiaries.

In any tax year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

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The Company generally will be a PFIC if, for a given tax year, (a) 75% or more of the gross income of the Company is passive income (the “PFIC income test”) or (b) 50% or more of the value of the assets of the Company either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or other inventory, depreciable property used in its trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of any of the Company’s direct or indirect equity interest in any non-U.S. company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the default PFIC rules discussed below under the heading “Default PFIC Rules Under Section 1291 of the Code” on their proportionate share of (a) any “excess distributions”, as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if the U.S. Holder directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC for any tax year during which a U.S. Holder owns Shares, the U.S. federal income tax considerations applicable to such U.S. Holder of the ownership and disposition of Shares will depend on whether and when such U.S. Holder timely makes an election to treat the Company and each of its Subsidiary PFICs, if any, as a “qualified electing fund” election under Section 1295 of the Code (a “QEF Election”) or makes a timely mark-to-market election with respect to its Shares under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will generally be subject to tax as described below.

A Non-Electing U.S. Holder will be subject to the default rules of Section 1291 of the Code described below with respect to (a) any gain recognized on the sale or other taxable disposition of Shares and (b) any “excess distribution” received on the Shares or on the shares of a Subsidiary PFIC that is deemed to be received by a U.S. Holder. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average of the annual distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Shares, if shorter).

Under Section 1291 of the Code, if the Company was to constitute a PFIC during a Non-Electing U.S. Holder’s holding period, any gain recognized on the sale or other taxable disposition of Shares (including an indirect disposition of shares of a Subsidiary PFIC), and any “excess distribution” received on Shares or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Shares. The amount of any such gain or distribution of the excess distribution allocated to the tax year of disposition or excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest”, which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder owns Shares, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to its Shares by electing to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above), but not loss, as if such Shares were sold on the last day of the last tax year for which the Company was a PFIC. U.S. Holders should consult their own tax advisors regarding the potential availability of this election.

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QEF Election

In the event the Company is a PFIC and a U.S. Holder makes and maintains a timely and effective QEF Election with respect to the Company for the first tax year, if any, that the Company is a PFIC in which the U.S. Holder’s holding period of its Shares begins, such U.S. Holder generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to its Shares. However, a U.S. Holder that makes and maintains a timely and effective QEF Election in respect of the Company will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (i) “earnings and profits” over (ii) net capital gain. A U.S. Holder that makes and maintains a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year, if any, in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made and maintained a timely QEF Election in respect of the Company would not have any income inclusions as a result of such QEF Election. If a U.S. Holder that makes and maintains a timely QEF Election in respect of the Company has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest”, which is not deductible.

A U.S. Holder that makes and maintains a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits”, as computed under U.S. federal income tax principles, that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules under Section 1291 of the Code discussed above if such QEF Election is made for the first year, if any, in the U.S. Holder’s holding period for the Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for the Shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder will be subject to the QEF Election rules and will continue to be subject to tax under the default rules of Section 1291 of the Code discussed above with respect to its Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC in order for the QEF rules to apply to both PFICs.

A QEF Election is made on a shareholder-by-shareholder basis and will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC again in a later tax year, the QEF Election will still be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs (if any), U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the default rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

The Company will make available to U.S. Holders, upon their written request, information as to its status as a PFIC, as reasonably determined by the Company, and will provide to a U.S. Holder all information and documentation that a U.S. Holder making a QEF Election with respect to the Company is required to obtain for U.S. federal income tax purposes in the event it is a PFIC. The Company may provide such information on its website. However, U.S. Holders should be aware that the Company can provide no assurances that it will provide any such information relating to any Subsidiary PFIC. Because the Company may own shares in one or more Subsidiary PFICs and may acquire shares in one or more Subsidiary PFICs in the future, they will continue to be subject to the default rules under Section 1291 of the Code discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain the required information to file a QEF Election. U.S. Holders should consult their own tax advisor regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any Subsidiary PFIC.

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Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to its Shares only if the Shares are marketable stock. The Shares generally will be “marketable stock” if they are regularly traded on (a) a national securities exchange that is registered with the SEC; (b) the national market system established pursuant to section 11A of the Securities Exchange Act of 1934; or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced; and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Shares are currently listed on the NYSE American, which is a qualified exchange for this purpose. Each U.S. Holder should consult its own tax advisor regarding whether the Shares constitute marketable stock.

A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to its Shares generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to such Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for Shares for which the Company is classified as a PFIC, if any, and such U.S. Holder has not made a timely QEF Election, the default rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Shares.

A U.S. Holder that makes a timely and effective Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Shares over (b) the fair market value of such Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

U.S. Holders that make a Mark-to-Market Election generally also will adjust their tax basis in the Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to all of the Company’s marketable stock that the U.S. Holder owns, directly or indirectly, at the time of the election or that is subsequently acquired and applies to the tax year for which such Mark-to-Market Election is made and to each subsequent tax year, unless the Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning if such stock is not itself marketable stock. Hence, the Mark-to-Market Election would not be effective to avoid the application of the default PFIC rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event the Company is a PFIC during such U.S. Holder’s holding period for the relevant Shares. However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the relevant Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there can be no assurances that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers must apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Shares.

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In addition, a U.S. Holder who acquires Shares from a decedent will generally not receive a “step up” in tax basis of such Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules (including the availability and advisability of a QEF Election or Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax considerations applicable to the acquisition, ownership, and disposition of Shares in the event the Company is a PFIC at any time during such holding period for such Shares.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid in foreign currency to a U.S. Holder in connection with the ownership of Shares, or on the sale, exchange or other taxable disposition of Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of actual or constructive receipt or, if applicable, the date of settlement if the Shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. U.S. Holders should consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of foreign currency.

Foreign Tax Credit

Dividends paid on the Shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other taxable disposition of Shares generally will be U.S. source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Canada U.S. Tax Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement with, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 926 and/or IRS Form 8938.

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Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on Shares, and proceeds arising from certain sales or other taxable dispositions of Shares, may be subject to information reporting and backup withholding, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9); (b) furnishes an incorrect U.S. taxpayer identification number; (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding; or (d) fails under certain circumstances to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder timely furnishes the required information to the IRS. U.S. Holders should consult their own tax advisors regarding the information reporting and backup withholding rules.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

The validity of the securities covered by this prospectus has been passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, Canada.

Experts

The consolidated financial statements of (i) Trilogy Metals Inc. as of November 30, 2025 and 2024 and (ii) Ambler Metals LLC as of November 30, 2025 and 2024 incorporated in this Prospectus by reference to the Annual Report on Form 10-K have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain of the scientific and technical information relating to our mineral projects in this prospectus and the documents incorporated by reference herein has been derived from technical reports prepared by the experts listed below and has been included in reliance on such person’s expertise. Copies of the technical reports can be accessed under the Company’s profile on SEC’s Electronic Data Gathering and Retrieval system (“EDGAR”) at www.sec.gov/edgar with respect to the S-K 1300 technical report summary.

The following are the names of persons or companies (a) that are named as having prepared or certified a report, valuation, statement or opinion included in or included by reference in this prospectus; and (b) whose profession or business gives authority to the statement, report or valuation made by the person or by us:

•	Ausenco Engineering Canada ULC (as corporate successor to Ausenco Engineering Canada Inc.), Wood Canada Limited, SRK Consulting (Canada) Inc. and Brown and Caldwell, each of which prepared or certified certain portions of the technical report summary titled “Arctic Project S-K 1300 Technical Report Summary, Ambler Mining District, Alaska” dated November 30, 2022;
•	Wood Canada Limited, SRK Consulting (Canada) Inc., Ausenco Engineering Canada ULC (as corporate successor to Ausenco Engineering Canada Inc.) and International Metallurgical & Environmental and Core Geoscience LLC, each of which prepared or certified certain portions of the technical report summary titled “S-K 1300 Technical Report Summary on the Initial Assessment of the Bornite Project, Northwest Alaska, USA” dated November 30, 2024; and
•	Richard Gosse, P.Geo., VP Exploration of the Company, a “Qualified Person” under S-K 1300 has reviewed and approved the scientific and technical disclosure contained in the annual report on Form 10-K.

The aforementioned companies, and their directors, officers, employees and partners, as applicable, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities.

As at the date of this prospectus, none of the aforementioned persons were employed on a contingency basis, or had, or are to receive, in connection with any offering under this prospectus, a substantial interest, direct or indirect, in the Company, nor are any such persons connected with the Company as promoters, managing or principal underwriters, voting trustees, directors, officers, or, except as disclosed herein, employees.

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Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, including exhibits and schedules, under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and our common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit to the registration statement reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the year ended November 30, 2025 filed with the SEC on February 17, 2026;

(b)	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2026;

(c)	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2026 filed with the SEC on April 2, 2026;

(d)	our Quarterly Report on Form 10-Q for the quarter ended May 31, 2026 filed with the SEC on July 8, 2026;

(e)	our Quarterly Report on Form 10-Q for the quarter ended August 31, 2026 filed with the SEC on October 2, 2026;

(f)	our Current Reports on Form 8-K filed on May 14, 2026, June 1, 2026, August 31, 2026, and September 14, 2026, to the extent filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

(g)	the description of Common Shares contained in our registration statement on Form 40-F filed on March 1, 2012, including any amendment or report filed for purposes of updating such description; and

(h)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after November 30, 2025 but before the end of the offering of the Shares made by this Prospectus.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.trilogymetals.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. You can obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:

510 Burrard Street, Suite 901

Vancouver, British Columbia

Canada V6C 3A8

Phone: 604-638-8088

Fax: 604-638-0644

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28,754,496 COMMON SHARES

PROSPECTUS

November      , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC Registration Fee	$5,254
Legal Fees and Expenses*	$50,000
Accounting Fees and Expenses*	$10,615
Total*	$65,868

* Estimated for purposes of completing the information required pursuant to this Item 14.

Item 15. Indemnification of Directors and Officers

The Business Corporations Act (British Columbia) (the “BCBCA”) provides that a company may:

•	indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and

•	after the final disposition of an eligible proceeding, pay the “expenses” (which includes costs, charges and expenses (including legal fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an “eligible party”, in relation to a company, means an individual who:

•	is or was a director or officer of the company;

•	is or was a director or officer of another corporation

	•	at a time when the corporation is or was an affiliate of the company, or

	•	at the request of the company; or

	•	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; or
•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
•	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
•	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;
•	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or
•	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Articles of the Registrant

The Registrant’s articles provide that, subject to the BCBCA, the Registrant must indemnify a director or former director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable. Pursuant to the Registrant’s articles, each director is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant’s articles further provide that the Registrant may indemnify any person, subject to any restrictions in the BCBCA, and that the failure of a director or officer of the Registrant to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any eligible person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

The Registrant maintains directors’ and officers’ liability insurance for its directors. This insurance provides coverage for indemnity payments made by the Registrant to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and directors in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by the Registrant. The insurance coverage for directors and officers has customary exclusions, including libel and slander, and those acts determined to be uninsurable under law, or deliberately fraudulent or dishonest or to have resulted in personal profit or advantage.

Item 16. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
5.1	Opinion of Blake, Cassels & Graydon LLP
10.1	Investment Agreement, dated August 28, 2026, among the United States Department of Defense and Trilogy Metals Inc. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on September 14, 2026)
10.2	Cooperation Agreement, dated August 28, 2026, among the United States Department of Defense, NovaCopper US Inc., South32 USA Exploration Inc., and Ambler Metals LLC (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on September 14, 2026)
10.3	Participation Rights Agreement, dated September 11, 2026, among the United States Department of Defense and Trilogy Metals Inc. (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on September 14, 2026)
10.4	Registration Rights Agreement, dated September 11, 2026, among the United States Department of Defense and Trilogy Metals Inc. (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on September 14, 2026)
10.5	Warrant, dated September 11, 2026, issued by the Company to the United States Department of Defense (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on September 14, 2026)
23.1	Consent of PricewaterhouseCoopers LLP with respect to their report relating to the Company
23.2	Consent of PricewaterhouseCoopers LLP with respect to their report relating to Ambler Metals LLC
23.3	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.4*	Wood Canada Limited Consent Relating to the Arctic TRS
23.5*	Wood Canada Limited Consent Relating to the Bornite TRS
23.6	Consent of Ausenco Engineering Canada ULC
23.7	Consent of SRK Consulting (Canada) Inc.
23.8	Consent of Brown and Caldwell
23.9	Consent of Core Geoscience LLC
23.10	Consent of International Metallurgical & Environmental Inc.
23.11	Consent of Richard Gosse
24.1	Power of Attorney (included on the signature page of the Registration Statement)
107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on this 9th day of November, 2026.

TRILOGY METALS INC.

By:	/s/ Tony Giardini
	Name:	Tony Giardini
	Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tony Giardini and Elaine Sanders, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Tony Giardini	President and Chief Executive Officer	November 9, 2026
Tony Giardini	(Principal Executive Officer) and Director

/s/ Elaine Sanders	Chief Financial Officer (Principal Financial	November 9, 2026
Elaine Sanders	Officer and Principal Accounting Officer)

/s/ James Gowans	Director	November 9, 2026
James Gowans

/s/ William Hayden	Director	November 9, 2026
William Hayden

/s/ William Hensley	Director	November 9, 2026
William Hensley

/s/ Gregory Lang	Director	November 9, 2026
Gregory Lang

/s/ Janice Stairs	Director	November 9, 2026
Janice Stairs

/s/ Diana Walters	Director	November 9, 2026
Diana Walters

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of director of Trilogy Metals Inc. and the duly authorized representative of Trilogy Metals Inc. in the United States, on November 9, 2026.

By:	/s/ Gregory Lang
Name: Gregory Lang
Title: Director and Authorized US Representative